Foothill.



March 2, 1998


Intergraph Corporation
Huntsville, Alabama  35894-0001
Attention: John W. Wilhoite

     Re: Letter Agreement dated as of March 2, 1998 between Foothill Capital Corporation ("Foothill") and Intergraph Corporation ("Intergraph") regarding the Mechanical Business Disposition (the "Foothill Consent")

Gentlemen:

     This letter will serve as written notification pursuant to paragraph 3 of the Foothill Consent that all required Participant consents to the Foothill Consent have been obtained. The Foothill Consent is hereby effective and the documents held by Balch & Bingham L.L.P. may be deemed delivered and effective.



                                       Yours very truly,

                                       FOOTHILL CAPITAL CORPORATION



                                       By:  /s/Victor D. Barwig
                                          ----------------------------------
                                            Victor D. Barwig, Vice President